UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (date of earliest event reported): May 27, 2026
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FIRST INTERSTATE BANCSYSTEM, INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-34653	81-0331430
(State or other jurisdiction of incorporation or organization)		(Commission File No.)	(IRS Employer Identification No.)

401 North 31st Street
Billings,	MT		59101
(Address of principal executive offices)			(zip code)

(406)	255-5311
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.00001 par value	FIBK	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pursuant to the director retirement policy set forth in the Corporate Governance Guidelines of First Interstate BancSystem, Inc. (the “Company”), on May 27, 2026, each of Ms. Patricia L. Moss and Messrs. David L. Jahnke and Stephen M. Lacy, each having reached the retirement age of 72, was deemed to have retired and resigned automatically from the Company’s Board of Directors (the “Board”) as a Class II, Class III and Class I director, respectively, effective immediately prior to the Company’s 2026 annual meeting of shareholders (the “2026 Annual Meeting”). None of the retirements was related to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. The Company thanks Ms. Moss and Messrs. Jahnke and Lacy for their years of dedicated service and many contributions to the Company and wishes them each well in retirement.

In connection with the retirements described above, the Company reduced the size of the Board from 14 to 11 directors and correspondingly reduced the number of directors in each class of the Board to eliminate any vacancy that otherwise would have resulted from the retirements.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
As described in Item 5.07 below, at the 2026 Annual Meeting, the Company’s shareholders approved an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to implement in conjunction with the Company’s Amended and Restated Bylaws (the “Bylaws”) a plurality voting standard with respect to the election of directors in the event of a contested election of directors, as defined in the Bylaws. A majority vote standard will continue to apply for the election of directors in an uncontested election. On May 28, 2026, the Company filed the Charter Amendment with the Secretary of State of Delaware, at which time the Charter Amendment became effective.

The foregoing description of the Charter Amendment is qualified in its entirety by reference to, and should be read in conjunction with, the complete text of the Charter Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.
At the 2026 Annual Meeting held on May 27, 2026, the proposals voted upon and the final voting results for each proposal are as follows:
Proposal No. 1 - To elect as Class II directors the following nominees proposed by the Board to three-year terms expiring at the 2029 annual meeting of shareholders of the Company, or until their respective successors have been elected and qualified or until such person’s earlier death, resignation or removal.

Name of Nominee	For	Against	Abstentions	Broker Non-Votes
Alice S. Cho	69,585,766	948,445	3,491,502	5,725,652
Dennis L. Johnson	69,589,375	944,689	3,491,649	5,725,652
Daniel A. Rykhus	66,325,640	4,209,058	3,491,015	5,725,652
Proposal No. 2 - To approve the Charter Amendment.

For	Against	Abstentions	Broker Non-Votes
72,701,511	1,281,015	43,187	5,725,652
Proposal No. 3 - To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers.

For	Against	Abstentions	Broker Non-Votes
68,855,208	5,062,682	107,823	5,725,652

Proposal No. 4 - To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstentions	Broker Non-Votes
79,488,279	233,150	29,936	—

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit Description

3.1	Certificate of Amendment to the Certificate of Incorporation of First Interstate BancSystem, Inc.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 29, 2026

FIRST INTERSTATE BANCSYSTEM, INC.

By:	/s/ JAMES A. REUTER
James A. Reuter
President and Chief Executive Officer